EXHIBIT 10.1

SUMMARY OF DIRECTOR COMPENSATION FOR IMAGE SENSING SYSTEMS, INC.

(Effective September 1, 2006)

Retainer and Fees

The Company’s non-employee directors receive the following retainers and fees:

▪	Annual Retainer: $12,000
▪	Annual Chairman of the Board of Directors Retainer: $4,000
▪	Annual Audit Committee Chair Retainer: $3,000
▪	Annual Compensation and Stock Option Committee Chair Retainer: $2,000
▪	Annual Nominating Committee Chair Retainer: $2,000
▪	Board Meeting Fee: $1,000 for each meeting of the Board of Directors attended in person and $250 for each meeting of the Board of Directors attended by telephone
▪	Committee Meeting Fee: $500 for each committee meeting attended in person and $250 for each committee meeting attended by telephone

Stock Options

In connection with their initial appointment or election to the Company’s Board of Directors, non-employee directors are granted a non-incentive stock option to purchase 18,000 shares of the Company’s common stock. The option shares become exercisable in three equal installments on the first, second and third anniversary of the date of grant. These grants are made under the Image Sensing Systems, Inc. 2005 Stock Incentive Plan.